EXHIBIT 10.1

THE SHARES ISSUABLE UPON CONVERSION OF THIS SECURED CONVERTIBLE NOTE AND THE SECURED CONVERTIBLE NOTE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED IN ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS AS MAY BE APPLICABLE OR, AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM SUCH APPLICABLE LAWS EXIST.

SECURED CONVERTIBLE NOTE

$350,000	July 25, 2013

FOR VALUE RECEIVED, Cyto Wave Technologies, Inc., a Delaware corporation, (the “Company”) hereby promises to pay to the order of _____________________ (the “Holder”), at such office as the Holder designates in writing to the Company, the sum of three hundred fifty thousand Dollars ($350,000.00) 36 months from the date of this Note (the “Maturity Date”), plus an interest at the rate of 10.0% per year payable at the end of each year from the date of this Note, unless this Note is converted into Common Stock (as hereinafter defined) of the Company pursuant to Section 1 hereof.  Payments shall be made in lawful money of the United States.  This Note is secured by the Company’s assets and intellectual property.

1.

Conversion to Common Stock.

(a) The Holder shall have the right to convert this Note, in whole or in part, into shares of common stock of the Company (“Common Stock”) at a fixed rate of $2.00 per share (the “Conversion Price”) at any time.

(b) Conversion Formula.  The number of shares of Common Stock issuable upon a conversion of this Note shall be determined by dividing (i) the full principal amount of this Note, which includes all interest that will be accrued as of the conversion date, less any principal or interest that has been prepaid as of the date of conversion, by (ii) the Conversion Price.

2.

Event of Default

Upon an Event of Default, the entire unpaid balance of this Note then outstanding, together with accrued interest thereon, if any, shall be and become immediately due and payable upon written notice from the Holder.  For purposes of this Note, an “Event of Default” shall consist of any of the following events:

(a)

The Company shall fail to pay any amounts which shall become due and payable to Holder under this Note, whether the interest amounts at the end of each year from the date of this Note or principal at the Maturity Date.

(b)

The Company shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts; or a court shall enter an order for relief or any such adjudication or appointment, which case, proceeding or action or order, adjudication, or appointment, as the case may be, remains undismissed, undischarged or unbonded for a period of 30 days, then, or any time thereafter during the continuance of any of such events.

(c)

The Company shall fail to issue the shares of Common Stock issuable upon any conversion of this Note within 10 business days following the conversion date, or to perform in any material respect any of the other material covenants or agreements contained in this Note and not cure, if possible to cure, such failure within 10 business days after notice thereof.

(d)

Any material representation or warranty of the Company herein shall prove to have been false in any material respect upon the date when made.

(e)

The occurrence of a Liquidation Event.

3.

Prepayment

(a) This Note may be prepaid in whole or in part at any time for cash on 15 business days’ prior written notice, subject to the right of the holder of the Note to convert into shares of Common Stock of the Company prior to any prepayment.  The Company shall honor any Conversion Notice (as defined in Section 4) delivered by the Holder up to 10 days following the notice of prepayment.

(b) All payments made on this Note shall be applied first to any interest accrued to the date of such payment with the remainder applied toward principal.

4.

Mechanics of Conversion

To convert the Note into Common Stock on any date (a “Conversion Date”), the Holder shall (i) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit 1(the “Conversion Notice”) to the Company, and (ii) surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date.  On or before the second (2nd) business day following the date of receipt of a Conversion Notice, the Company shall confirm that it has issued to the Holder the number of shares of Common Stock to which the Holder shall be entitled.  The person or persons entitled to receive the Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Stock on the Conversion Date.

5.

Conversion Shares

(a) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note not less than such aggregate number of shares of the Common Stock as shall be issuable upon the conversion of the Note. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable, and free of all taxes, liens and charges created by the Company.

(b) No fractional shares shall be issued upon a conversion. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall pay the Holder cash.

(c) The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder for any documentary stamp or similar taxes or any other expense that may be payable in respect of the issue or delivery of such certificates, all of which taxes and expenses shall be paid by the Company, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

6.

Miscellaneous

(a) This Note may not be changed or terminated orally, but only with an agreement in writing, signed by the parties against whom enforcement of any waiver, change, modification, or discharge is sought with such agreement being effective and binding only upon attachment hereto.

(b) This Note and the rights and obligations of the Holder and of the undersigned shall be governed and construed in accordance with the laws of the State of Delaware.

(c) Upon the occurrence of an Event of Default under this Note, the Company shall, upon demand, pay to the Holder the amount of any and all reasonable costs and expenses (including reasonable attorneys’ fees) that Holder may incur in connection with the enforcement or collection of this Note.

(d) All notices, offers, acceptance and any other acts under this Note (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted next business day delivery, or by email delivery followed by overnight next business day delivery to the Company at the address set forth in the Agreement (as it may be changed pursuant to the Agreement) and to the Holder at such address as the Holder by notice to the Company may designate.  Time shall be counted to, or from, as the case may be, the date of delivery.

IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date aforesaid.

By:	/s/ George Yu
George Yu
President & CEO